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                                                             Exhibit (h)(4)(F)
                           PARTICIPATION AGREEMENT

                                    Among

                          LSA VARIABLE SERIES TRUST,

                           LSA ASSET MANAGEMENT LLC

                                     And

                       ALLSTATE LIFE INSURANCE COMPANY



     THIS AGREEMENT (the "Agreement"), made and entered into as of the tenth Day of October 2001, by and among Allstate Life Insurance Company
(hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement (collectively, the "Accounts"), LSA Variable Series Trust (the "Fund") and LSA Asset Management LLC (the "Manager").

     WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established in the future for variable life insurance policies, variable annuity contracts and other tax-deferred products offered by insurance companies (the "Participating Insurance Companies");

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", (collectively, the "Portfolios") and each representing the interests in a particular managed pool of securities and other assets;

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated October 4, 1999 (File No. 812-11656) (hereinafter, the "Order") granting relief to the Fund, the Manager and any subsequently registered open-end investment companies that in the future are advised by the Manager, or by any entity controlling, controlled by, or under common control with the Manager. Specifically, the Order provides exemptions from Section 15(a) of the 1940 Act and Rule 18f-2 thereunder, subject to the conditions set forth

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in the application, to permit investment advisers other than the Manager, to serve and act as an investment sub-adviser to one or more portfolios of the Fund (the "Adviser(s)") pursuant to written agreements between the Manager and each Adviser that have been approved by the Board of Trustees of the Fund (the "Board") but which have not been approved by a vote of a majority of the outstanding voting securities of each portfolio. The Order also provides exemptions from: certain registration statement disclosure requirements of Items 3, 6(a)(1)(ii) and 15(a)(3) of Form N1-A and Item 3 of Form N-14; certain proxy statement disclosure requirements of Items 22(a)(3)(iv),
(c)(1)(ii), (c)(1)(iii), (c)(8) and (c)(9) of Schedule 14A under the Securities Exchange Act of 1934, as amended; certain semi-annual reporting disclosure requirements of Item 48 of Form N-SAR; and, certain financial statement disclosure requirements of Sections 6-07(2)(a), (b), and (c) of Regulation S-X which may be deemed to require various disclosures regarding advisory fees paid to the Advisers;

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"):

     WHEREAS, the Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940:

     WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (the "Contracts") (unless an exemption from registration is available);

     WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts and the Accounts;

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exemption from registration is available);

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     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (as named in Schedule 2 to this Agreement and as may be amended from time to time by mutual consent of the parties) on behalf of the Accounts to fund the Contracts (as named in Schedule 3 to this Agreement and as may be amended from time to time by mutual consent of the parties) and the Fund is authorized to sell such shares to the Accounts at net asset value; and

     NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Manager and the Company agree as follows:

ARTICLE I.     SALE OF FUND SHARES

               1.1. The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. Eastern Standard Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

               1.2. The Company will pay for Fund shares on the next Business Day after it places an order to purchase Fund shares in accordance with Section 1.1. Payment shall be in federal funds transmitted by wire or by a credit for any shares redeemed.

               1.3 The Fund agrees to make Fund shares available for purchase at the applicable net asset value per share by the Company for its Accounts (as named in Schedule 1 to this Agreement and as may be amended from time to time by mutual consent of the parties)

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on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC; provided, however, that the Board may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.

               1.4 The Fund agrees to redeem, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 9:30 a.m. Eastern Standard Time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information, in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time.

               1.5 The Company shall pay for the Fund shares on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.4. Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Fund's treasurer or by a credit for any shares redeemed.

               1.6 The Company agrees to purchase and redeem the shares of the Portfolios named In Schedule 2 offered by the Fund's then current prospectus and statement of additional information in accordance with the provisions of such prospectus and statement of additional information.

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               1.7      Net Asset Value. The Fund shall use its best efforts
to inform the Company of the net asset value per share for each Portfolio available to the Company by 6:30 p.m. Eastern Standard Time or as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated. The Fund shall calculate such net asset value in accordance with the prospectus for such Portfolio. In the event that net asset values are not communicated to the Company by such time, the Company agrees to use its best efforts to include the net asset value when received in its next business cycle for purposes of calculating purchase orders and requests for redemption. However, if net asset values are not available for an inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available to the Company to execute within the time-frame identified in Section 2.3 (a), the Fund shall reimburse and make the Company whole for any losses incurred as a result of such delays.

               1.8 Pricing Errors. Any material errors in the calculation of the net asset value, dividends or capital gain information shall be reported to the Fund promptly upon discovery by the Company. An error shall be deemed "material" based on the Company's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. Neither the Fund, the Manager, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Company to the Fund or the Manager. The Fund shall make the Company whole for any payments or adjustments to the number of shares in the Account that are reasonably demonstrated to be required as a result of pricing errors.

ARTICILE II.   REPRESENTATIONS AND WARRANTIES

               2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all

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material respects with all applicable federal and state laws and that sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under laws of the State of Illinois and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

               2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the applicable laws of the State of Delaware and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

               2.3 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

               2.4 The Company represents that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon

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having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

               2.5 The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

               2.6 The Fund makes no representation as to whether any aspect of Its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the applicable laws of the State of Delaware and the Fund represents that its operations are and shall at all times remain in material compliance with the applicable laws of the State of Delaware to the extent required to perform this Agreement.

               2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

               2.8 The Manager represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws. The Manager further represents that it will make reasonable efforts to verify that all subadvisers are similarly registered.

               2.9 The Fund represents and warrants that its trustees, officers, employees, and other individuals/entities, if any, dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for

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the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

               2.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities, if any, dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Manager in the event that such coverage no longer applies.

ARTICLE III.   SALES MATERIAL, PROSPECTUSES AND OTHER REPORTS

               3.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Manager is named, at least five Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.

               3.2 Except with the express permission of the Fund, the Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee.

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               3.3      For purposes of this Article III, the phrase "sales
literature or other promotional material" shall mean advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard or electronic media), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.

               3.4 The Fund shall provide a copy of its current prospectus within a reasonable period of its effective filing date, and provide other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document (such printing to be at the Company's expense). The Manager shall be permitted to review and approve the typeset form of the Fund's prospectus prior to such printing.

               3.5 The Fund or the Manager shall provide the Company with either: (i) a copy of the Fund's proxy material, reports to shareholders, other information relating to the Fund necessary to prepare financial reports, and other communications to shareholders for printing and distribution to Contract owners at the Company's expense, or (ii) camera ready and/or printed copies, if appropriate, of such material for distribution to Contract owners at the Company's expense, within a reasonable period of the filing date for definitive copies of such material. The Manager shall be permitted to review and approve the typeset form of such proxy material, shareholder reports and communications prior to such printing.

ARTICLE IV.    FEES AND EXPENSES

               4.1 The Fund and Manager shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Manager, except as provided herein.

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               4.2      All expenses incident to performance by each party of
its respective duties under this Agreement shall be paid by that party. The Fund shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

               4.3 The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.4) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund shall bear the expense of mailing such proxy materials in the event the proxy vote is a result of actions initiated by the Fund.

               4.4 In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 3 which shall be an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Account. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

               4.5 Except as provided in this Section 4.5, all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information, or supplements thereto, shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of

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Contracts who currently own shares of one or more of the Fund's Portfolios, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund shall bear the cost of typesetting to provide the Fund's prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts who currently own shares of one or more of the Fund's Portfolios, and y is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedure shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing, typesetting, and distributing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts who currently own shares of one or more of the Fund's Portfolios.

ARTICLE V.     CONDITIONS OF THE ORDER: APPLICABLE LAW

               5.1 The Company has reviewed a copy of the Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a Participating Insurance Company as set forth in the Order.

               5.2 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

               5.3 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions

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from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VI.    DIVERSIFICATION

               6.1 The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the even of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5. The Fund shall provide the Company information reasonably requested in relation to Section 817(h) diversification requirements, including quarterly reports and annual certifications.

ARTICLE VII.   POTENTIAL CONFLICTS

               7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority: (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance. tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a

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Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

ARTICLE VIII.  INDEMNIFICATION

               8.1      Indemnification By The Company

               8.1(a)   The Company agrees to indemnify and hold harmless the
Fund and each member of the Board and officers, and each Adviser and each director and officer of each Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party", for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                             (i)       arise out of or are based upon any
               untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or

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               on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                             (ii)      arise out of or as a result of
               statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or an Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                             (iii)     arise out of or as a result of any
               untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                             (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                             (v)       arise out of or result from any
               material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the

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               Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1 (c) hereof.

               8.1(b)   The Company shall not be liable under this
indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

               8.1(c)   The Company shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provisions. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

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               8.1(d).  The Indemnified Parties will promptly notify the
Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

               8.2      Indemnification by the Manager

               8.2(a). The Manager agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Portfolio that it manages or the Contracts and:

                             (i)       arise out of or are based upon any
               untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the

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               Fund or in sales literature (or any amendment or supplement)
               or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

                             (ii)      arise out of or as a result of
               statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or Manager(s) or persons under their control, with respect to the sale or distribution of the Con-tracts or Portfolio shares; or

                             (iii)     arise out of or as a result of any
               untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

                             (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                             (v)       arise out of or result from any
               material breach of any representation and/or warranty made by the Manager in this Agreement or arise out of or result from any other material breach of this Agreement by the Manager; as limited by and in accordance with the provisions of Section 8.2(b) and 8.2(c) hereof.

               8.2(b). The Manager shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

               8.2(c). The Manager shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Manager will be entitled to participate, at its own expense, in the defense thereof. The Manager also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Manager to such party of the Manager's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Manager will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               8.2(d). The Company agrees promptly to notify the Manager of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

               8.3      Indemnification by the Fund

               8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence (except for failure to comply with Section 6.1 of this Agreement for which the standard is negligence), bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

                             (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including any failure to comply with Section 6.1 of this Agreement); or

                             (ii)      arise out of or result from any
               material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

               8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

               8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  TERMINATION

               9.1 This Agreement shall terminate with respect to some or all Portfolios:

                             (a) at the option of any party upon six months advance written notice to the other parties at the address specified in Section X of this Agreement; or

                             (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt written notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company.

               9.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for cause or for no cause.

ARTICLE X.     NOTICES

               Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties to this Agreement.

           If to the Fund:

                LSA Variable Series Trust
                3100 Sanders Road
                Northbrook, Illinois 60062
                ATTN: Law Department, J5B

           If to the Manager:

                LSA Asset Management LLC
                3100 Sanders Road
                Northbrook, Illinois 60062
                ATTN: Law Department, J5B

           If to the Company:

                Allstate Life Insurance Company
                3100 Sanders Road
                Northbrook, Illinois 60062
                ATTN: Law Department, J5B


ARTICLE XI.    MISCELLANEOUS

               11.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by the Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

               11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

               11.4 If any provision of this Agreement shall be held or made invalid by a court decision, status, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

               11.5 Each party hereto shall cooperate with all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party hereto shall promptly notify the other parties to this Agreement, by written notice to the addresses specified in Section V, of any such investigation or inquiry.

               11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

               11.7 It is understood by the parties that this Agreement is not an exclusive arrangement.

               11.8 The Company and the Manager each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Manager separately represent that each has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

               11.9 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

               11.10 This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and ratified in its name and on its behalf by its duly authorized representative as of the day and year above written.

ALLSTATE LIFE INSURANCE COMPANY

By:
   --------------------------------------
Title:
      -----------------------------------


LSA VARIABLE SERIES TRUST

By:
   --------------------------------------
Title:
      -----------------------------------


LSA ASSET MANAGEMENT LLC

By:
   --------------------------------------
Title:
      -----------------------------------

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and ratified in its name and on its behalf by its duly authorized representative as of the day and year above written.

ALLSTATE LIFE INSURANCE COMPANY

By:
    -------------------------------------
Title:
      -----------------------------------


LSA VARIABLE SERIES TRUST

By:
   --------------------------------------
Title:
      -----------------------------------


LSA ASSET MANAGEMENT LLC

By:
   --------------------------------------
Title:
      -----------------------------------

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and ratified in its name and on its behalf by its duly authorized representative as of the day and year above written.

ALLSTATE LIFE INSURANCE COMPANY

By: /s/ John Lounds
    -------------------------
Title: Senior Vice President


LSA VARIABLE SERIES TRUST

By: /s/ John R. Hunter
    -------------------------
Title: President


LSA ASSET MANAGEMENT LLC

By: /s/ Jeanette J. Donahue
    -------------------------
Title: Chief Operations Officer

                                  SCHEDULE 1



                               SEPARATE ACCOUNTS



                  Allstate Financial Advisors Separate Account I

                                   SCHEDULE 2



                              AUTHORIZED PORTFOLIOS



                LSA Variable Series Trust Aggressive Growth Fund
                LSA Variable Series Trust Balanced Fund
                LSA Variable Series Trust Basic Value Fund
                LSA Variable Series Trust Blue Chip Fund
                LSA Variable Series Trust Capital Appreciation Fund LSA Variable Series Trust Disciplined Equity Fund
                LSA Variable Series Trust Diversified Mid-Cap Fund LSA Variable Series Trust Emerging Growth Equity Fund LSA Variable Series Trust Focused Equity Fund
                LSA Variable Series Trust Growth Equity Fund
                LSA Variable Series Trust Mid Cap Value Fund
                LSA Variable Series Trust Value Equity Fund

                                    SCHEDULE 3



                                    CONTRACTS




                  Allstate Financial Personal Retirement Manager